Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (“Amendment”), dated as of May 6,  2016, is by and among Contango Oil & Gas Company, a Delaware corporation (the “Borrower”), the lenders party to the Credit Agreement described below (the “Lenders”), Royal Bank of Canada, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties in the capacities therein identified.

RECITALS

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other Persons are parties to the Credit Agreement, dated as of October 1, 2013, as amended by the First Amendment to Credit Agreement dated as of April 11, 2014 and the Second Amendment to Credit Agreement dated as of October 28, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower,   the Administrative Agent and the Lenders desire to amend the Credit Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms used herein but not defined herein shall have the meanings as given them in the Credit Agreement, unless the context otherwise requires.
Section 2. Amendments to the Credit Agreement.

(a) Amendment of Section 1.02.  Section 1.02 of the Credit Agreement is hereby amended by (i) deleting the definitions of “Applicable Margin”, “EBITDAX” and “Revolving Credit Termination Date” and replacing them in their entirety with the following:

“Applicable Margin” shall mean the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Borrowing Base Utilization as in effect from time to time:

Applicable Margin

Borrowing Base Utilization	LIBOR Loans	Base Rate Loans	Commitment Fee
Less than 25%	3.00%	2.50%	.500%
Greater than or equal to 25%, but less than 50%	3.25%	2.75%	.500%
Greater than or equal to 50%, but less than 75%	3.50%	3.00%	.500%
Greater than or equal to 75%, but less than 90%	3.75%	3.25%	.500%
Greater than or equal to 90%	4.00%	3.50%	.500%

Each change in the Applicable Margin resulting from a change in the Borrowing Base Utilization shall take effect on the day such change in the Borrowing Base Utilization occurs.

“EBITDAX” shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion and amortization and exploration expense; $5.6 million  in fees and expenses incurred in 2015 related to a  proposed but not consummated acquisition of oil and gas properties; and all other non-cash items (including unrealized hedging gains and losses under ASC 815, non-cash asset writedowns or ASC 410 charges and/or any non-cash share based compensation or payment charges under ASC 718).

“Revolving Credit Termination Date” shall mean October 1, 2019.

(ii) amending clause (e) of the definition of “Defaulting Lender” by (A) deleting the “or” at the end of subclause (i) and replacing it with “,” and (B) adding “or (iii) has become the subject of, or has a direct or indirect parent company that has become the subject of, a Bail-In Action” after the word “appointment” and before the “;” at the end of subclause (ii); and

(iii) adding the following new definitions in alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established

-2--Contango Third Amendment-

in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Excess Cash” shall have the meaning assigned such term in Section 8.12.

“Third Amendment” shall mean the Third Amendment to Credit Agreement dated as of May 6, 2016 by and among the Borrower, the Lenders signatory thereto and the Administrative Agent.

“Third Amendment Effective Date” shall have the meaning given to the term “Effective Date” in the Third Amendment.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b) Amendment of Section 2.07(c).  Section 2.07(c) of the Credit Agreement is hereby amended by replacing the reference to “Section 2.07” with a reference to “Section 2.07 or Section 8.12, as applicable” everywhere such reference appears in such Section.

(c) Amendment of Section 2.08(e).  Section 2.08(e) of the Credit Agreement is hereby amended by deleting the phrase “provided that notwithstanding the foregoing, the Borrowing Base shall only be reduced by twenty-five percent (25%) of the amount of such Debt issued in excess of $150,000,000 in the aggregate for all such Debt.”

(d) Amendment of Section 4.08(d)(i).  Section 4.08(d)(i) of the Credit Agreement is hereby amended by deleting the word “No” in the last sentence of such section and replacing it with “Subject to Section 12.22, no”.

(e) Amendment of Section 8.08. Section 8.08 of the Credit Agreement is hereby amended by deleting the percentage “80%” wherever it appears in such Section and replacing it with the percentage “90%”.
(f) Amendment of Article VIII. Article VIII of the Credit Agreement is hereby amended by adding the following Section 8.12 to the end of such Article VIII.

-3--Contango Third Amendment-

“Section 8.12    Control Agreements.  Within thirty (30) days following the Third Amendment Effective Date (or such later date as the Administrative Agent shall agree to in its reasonable discretion), the Borrower shall, and shall cause all of its Subsidiaries to, cause at all times thereafter all of its deposit accounts, whether now existing or hereafter created (other than (i) any account all or substantially all of the deposits in which consists of amounts utilized to fund payroll, employee benefit or tax obligations of the Borrower and its Subsidiaries and (ii) fiduciary accounts, whether now existing or hereafter created) to be subject to a deposit account control agreement or other control agreement as applicable, in favor of, and in form and substance reasonably satisfactory to, each of the Administrative Agent and the Borrower.”

(g) Amendment of Article IX. Article IX of the Credit Agreement is hereby amended by adding the following Section 9.20 to the end of such Article IX.

“Section 9.20  Anti-Hoarding Provision.  The Borrower shall not, and shall not permit any of its Subsidiaries to, maintain or accumulate the proceeds of any Loan  in deposit, securities or investment accounts outside of the ordinary course of business and its working capital requirements.  If at any time while the Borrowing Base Utilization is in excess of 50%, the Borrower or any of its Subsidiaries shall have in the aggregate at any time any cash or cash equivalents (other than deposits and cash collateral and other than (a) any cash set aside to pay severance and ad valorem taxes, payroll, payroll taxes, other employee wage and benefit payments, working interest obligations and  royalty obligations of the Borrower and its Subsidiaries then due and owing to unaffiliated third parties and for which the Borrower and its Subsidiaries have issued checks or have initiated wires or ACH transfers (or expects to issue checks or initiate wires or ACH transfers within three Business Days) in order to pay, (b) any cash set aside to pay in the ordinary course of business amounts (other than the obligations listed in clause (a) above) of the Borrower and its Subsidiaries then due and owing to unaffiliated third parties and for which the Borrower and its Subsidiaries have issued checks or have initiated wires or ACH transfers in order to pay (or expects to issue checks or initiate wires or ACH transfers within one Business Day),  (c) cash not to exceed the greater of (i) $10,000,000 or (ii) 7.5% of the then effective Borrowing Base and (d) cash proceeds from the issuance or sale of equity securities received during the past six months less any capital expenditures incurred (including, without limitation, in connection with any acquisition) since the receipt of such cash proceeds (the “Excess Cash”), then the Borrower shall promptly prepay the Loans on the next Business Day in an amount equal to such Excess Cash and if any excess remains after prepaying all of the Revolving Credit Loans and the Swing Line Loans because of LC Obligations, pay to the Administrative Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.07(j) hereof.  Each prepayment of Loans pursuant to this Section 8.12 shall be applied as directed by the Borrower, provided that if the Borrower does not provide instructions for the application of such prepayment, such prepayment shall be applied first, ratably to any Base Rate Loans then outstanding, and, second, to any LIBOR Loans then outstanding, and if more than one LIBOR Loan is then outstanding, to each such LIBOR Loan in order of priority beginning with the LIBOR Loan with the least number of days remaining in the Interest Period applicable thereto and ending with the LIBOR Loan with the most number of days remaining in the Interest Period applicable thereto. Each prepayment of Loans pursuant to this Section 8.12 shall be applied ratably to the Loans included in the prepaid Loans.”

(h) Amendment of Article XII. Article XII of the Credit Agreement is hereby amended by adding the following Section 12.22 to the end of such Article XII.

-4--Contango Third Amendment-

“Section 12.22  Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability  in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

(i) Amendment of Annex I. Annex I to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with Annex I attached hereto.

(j) Titles.  As of the Effective Date, (w) each of Capital One, National Association and Compass Bank hereby resigns as “Co-Documentation Agent”; (x) Cadence Bank is hereby appointed, and accepts such appointment, as “Co-Syndication Agent”; (y) Citibank, N.A. is hereby appointed, and accepts such appointment, as “Co-Documentation Agent” and (z) Regions Bank hereby resigns as “Co-Syndication Agent” and is hereby appointed, and accepts such appointment, as “Co-Documentation Agent.”

Section 3. Conditions to Effectiveness.  The Effective Date shall be deemed to occur on the date (the “Effective Date”) when the Administrative Agent has received counterparts hereof duly executed by the Borrower, the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Majority Lenders and upon the prior or concurrent satisfaction of each of the following conditions:

(a) the Administrative Agent shall have received, for the account of each Lender that is a signatory hereto, from the Borrower all agreed upon fees in connection with this Amendment;

-5--Contango Third Amendment-

(b) the Administrative Agent shall have received a certificate dated as of the date hereof, duly executed by an officer of the Borrower, certifying the representations and warranties set forth in Section 6 hereof are true and correct.

Notwithstanding the foregoing, this Amendment shall not become effective unless each of the foregoing conditions is satisfied (or waived in writing) on or prior to May 13,  2016.

Section 4. Post-Closing Condition.  Within forty-five (45) days following the Effective Date (or such later date as the Administrative Agent shall agree to in its sole discretion), the Borrower shall have delivered, or cause to be delivered, to the Administrative Agent executed new Mortgages or supplements to existing Mortgages (x) sufficient to cause the Borrower to be in compliance with Section 8.08 of the Credit Agreement, as amended hereby (as determined by the Administrative Agent in its sole discretion) and (y) in form and substance substantially similar to the existing applicable Loan Documents.

Section 5. Borrowing Base.  On the Effective Date of this Amendment, the Borrowing Base shall be $140,000,000.  Such Borrowing Base shall be the Borrowing Base in respect of the May 1, 2016, Scheduled Redetermination Date and shall remain in effect until the Borrowing Base is redetermined or adjusted in accordance with the provisions of the Credit Agreement.

Section 6. Representations and Warranties. The Borrower hereby represents and warrants that after giving effect hereto:

(a) the representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents are true and correct in all material respects (except to the extent such representations and warranties are qualified by a materiality qualifier, which shall be true and correct in all respects), other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects (except to the extent such representations and warranties are qualified by a materiality qualifier, which shall be true and correct in all respects) as of such earlier date; and

(b) no Default, Event of Default or Deficiency has occurred and is continuing.
Section 7. Loan Document; Ratification.
(a) This Amendment is a Loan Document. Each reference to the Credit Agreement in any Loan Document will deemed to be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as amended hereby, the Credit Agreement remains in full force and effect and the Borrower hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the Credit Agreement as amended hereby.

GOVERNING LAW.

   THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED

-6--Contango Third Amendment-

HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Severability.

   In the event that any one or more of the provisions contained in this Amendment shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision of this Amendment.

Counterparts.

 This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.  Any signature hereto delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

Successors and Assigns.

 This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Entire Agreement.

 THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(Signature Pages Follow)

-7--Contango Third Amendment-

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:

CONTANGO OIL & GAS COMPANY

By:/s/ E. JOSEPH GRADY
Name: E. Joseph Grady
Title: Senior Vice President & CFO

S-1-Contango Third Amendment-

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA

By:/s/ RODICA DUTKA
Name: Rodica Dutka
Title: Authorized Signatory

S-2-Contango Third Amendment-

ISSUING BANK:

ROYAL BANK OF CANADA,

By:/s/ MARK LUMPKIN, JR.
Name: Mark Lumpkin, Jr.
Title:  Authorized Signatory

S-3-Contango Third Amendment-

LENDER:

ROYAL BANK OF CANADA

By:/s/ MARK LUMPKIN, JR.
Name: Mark Lumpkin, Jr.
Title:  Authorized Signatory

S-4-Contango Third Amendment-

SWING LINE LENDER:

ZB, N.A. dba Amegy Bank

By:/s/ G. SCOTT COLLINS
Name: G. Scott Collins
Title: Senior Vice President

S-5          -Contango Third Amendment-

LENDER:

ZB, N.A dba Amegy Bank

By:/s/ G. SCOTT COLLINS
Name: G. Scott Collins
Title: Senior Vice President

S-6          -Contango Third Amendment-

LENDER:

REGIONS BANK

By:/s/ DANIEL G. STEELE
Name: Daniel G. Steele
Title: Managing Director

S-7          -Contango Third Amendment-

LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION

By:/s/ MATTHEW BRICE
Name: Matthew Brice
Title: Vice President

S-8          -Contango Third Amendment-

LENDER:

COMPASS BANK

By:/s/ RHIANNA DISCH
Name: Rhianna Disch
Title: Vice President

S-9          -Contango Third Amendment-

LENDER:

BARCLAYS BANK PLC

By:/s/ MARGUERITE SUTTON
Name: Marguerite Sutton
Title: Vice President

S-10          -Contango Third Amendment-

LENDER:

BOKF, NA DBA BANK OF TEXAS

By:/s/ MARI SALAZAR
Name: Mari Salazar
Title: SVP, Energy Lending

S-11          -Contango Third Amendment-

LENDER:

CADENCE BANK

By:/s/ ANTHONY BLANCO
Name: Anthony Blanco
Title: Vice President

S-12          -Contango Third Amendment-

LENDER:

CITIBANK, N.A.

By:/s/ PHIL BALLARD
Name:Phil Ballard
Title: Vice President

S-13          -Contango Third Amendment-

LENDER:

IBERIABANK

By:/s/ TYLER S. THOEM
Name: Tyler S. Thoem
Title: Senior Vice President

S-14          -Contango Third Amendment-

ANNEX I

LIST OF PERCENTAGE SHARES AND

MAXIMUM REVOLVING CREDIT AMOUNTS

Name of Lender	Percentage Share	Borrowing Base Allocation	Maximum Revolving Credit Amount
Royal Bank of Canada	13.4%	$18,800,000.00	$67,142,857.14
Cadence Bank	11.2%	$15,700,000.00	$56,071,428.57
Citibank, N.A.	10.7%	$15,000,000.00	$53,571,428.57
Regions Bank	10.6%	$14,900,000.00	$53,214,285.71
Amegy Bank National Association	10.6%	$14,900,000.00	$53,214,285.71
Barclays Bank plc	9.2%	$12,900,000.00	$46,071,428.57
BOKF, NA dba Bank of Texas	9.2%	$12,900,000.00	$46,071,428.57
IBERIABANK	9.2%	$12,900,000.00	$46,071,428.57
Capitol One, National Association	7.9%	$11,000,000.00	$39,285,714.29
BBVA Compass Bank	7.9%	$11,000,000.00	$39,285,714.29
TOTAL:	100.0%	$140,000,000.00	$500,000,000.00

Annex I     -Contango Third Amendment-